UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2015

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	No. 1-34434	No. 27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 8.01	Other Events	7
Item 9.01	Financial Statements and Exhibits	14
SIGNATURES		16
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K describing the material terms of employment agreements that The Madison Square Garden Company (the “Registrant”) has entered into with certain executive officers is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution (defined below) by Registrant of the common stock of MSG Spinco, Inc. (“MSG Spinco”) discussed in Item 8.01 below, there will be changes to the executive officers and directors of the Registrant. The Registrant entered into employment agreements with certain of the executive officers, the material terms of which are described below.

Changes in Executive Officers

On September 11, 2015, the Registrant announced that, effective on the Distribution date (defined below), the following executive officers of the Registrant will, in connection with their becoming executive officers of MSG Spinco, cease to serve as executive officers of MSG: David O’Connor (President and Chief Executive Officer), Donna Coleman (Interim Chief Financial Officer), Joseph F. Yospe (Senior Vice President, Controller and Principal Accounting Officer) and Robert J. Lynn (Senior Vice President, Treasury and Investor Relations).

Also effective on the Distribution date, the persons listed below will become executive officers of the Registrant:

Andrea Greenberg, age 56, will be appointed as the President and Chief Executive Officer of the Registrant. Ms. Greenberg has more than 30 years of experience in the sports, entertainment and television industries. Ms. Greenberg serves as the Executive Vice President of the Registrant’s MSG Media business segment since 2010. As Executive Vice President of MSG Media, Ms. Greenberg oversees all aspects of the Media division, including programming, marketing, sales and operations, and directs all major transactional activities of the division. Ms. Greenberg previously served as the Executive Vice President of the MSG Entertainment business segment from 2008 to 2009 while such business was owned by Cablevision Systems Corporation (“Cablevision”) before the Registrant was spun-off from Cablevision in 2010. Prior to joining Madison Square Garden, Ms. Greenberg spent more than 25 years at Rainbow Media Holdings, the former Cablevision programming subsidiary that spun-off from Cablevision in 2011 to become AMC Networks Inc. (“AMC Networks”), last serving as President of Rainbow Media Ventures from 2004 to 2008.

Bret Richter, age 45, will be appointed as the Chief Financial Officer of the Registrant. Mr. Richter has served as the Executive Vice President, Corporate Finance and Development of Cablevision since 2014 and will resign from Cablevision prior to his appointment as an officer of the Registrant. In his role at Cablevision, Mr. Richter is responsible for overseeing Cablevision’s financial strategy and development, corporate financial planning, business planning and mergers and acquisitions. Mr. Richter previously served as Cablevision’s Senior Vice President, Financial Strategy and Development from 2005 to 2014, during which time he was responsible for mergers and acquisitions, investor relations, corporate development and other corporate initiatives. Before joining Cablevision in 2005, Mr. Richter served as President of The Richter Consulting Group, Inc., a privately held advisory firm that provided consulting services to early stage media companies. Prior to that, Mr. Richter served as Senior Vice President of Finance at NTL Incorporated (a predecessor of Virgin Media) and was also a member of the media investment banking advisory team at Salomon Brothers Inc. Mr. Richter is a member of the Alumni Association Board of the Cornell College of Agriculture and Life Sciences.

Dawn Darino-Gorski, age 47, will be appointed as the Controller and Principal Accounting Officer of the Registrant. Ms. Darino-Gorski has served as the Vice President of External Reporting and Consolidations of the Registrant since February 2010. This position has overall responsibility for the planning, coordination, and preparation of the Registrant’s quarterly and annual financial statement filings with the Securities and Exchange Commission and ensuring that the Registrant’s consolidated financial results are in compliance with generally accepted accounting principles. Prior to that time, Ms. Darino-Gorski held positions of increasing responsibility within the Registrant’s finance organization. Before joining the Registrant in December 1996, Ms. Darino-Gorski served as Senior Financial Analyst and Manager of External Reporting at Reader’s Digest Association, Inc. Ms. Darino-Gorski began her career in public accounting at Arthur Andersen.

James L. Dolan will continue to serve as the Executive Chairman of both the Registrant and MSG Spinco following the Distribution and Lawrence J. Burian will continue to serve as Executive Vice President, General Counsel and Secretary of both the Registrant and MSG Spinco.

Changes in Directors

On September 11, 2015, the following directors of the Registrant tendered their resignations as directors of the Registrant effective as of the Distribution date, and will become directors of MSG Spinco in connection with the Distribution: Charles P. Dolan, Kristin A. Dolan, Richard D. Parsons, Nelson Peltz, Scott M. Sperling, Alan D. Schwartz and Vincent Tese. The Board of Directors of the Registrant will decrease the size of the Board of Directors to 12 directors effective as of the Distribution date.

Following the Distribution, John M. Sykes will continue in office as a director elected by holders of the Registrant’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). The following individuals will be appointed to the Board of Directors of the Registrant as directors elected by holders of the Class A Common Stock of to fill the vacancies created by the resignations of the directors elected by holders of Class A Common Stock:

Eugene F. DeMark, age 68, was a senior partner of KPMG, LLP, a global professional services firm, where he worked from July 1969 until his retirement in October 2009. He served as the Area Managing Partner of KPMG’s Northeast Advisory Practice from October 2005 until his retirement and previously held various other leadership roles during his tenure at KPMG. Between 1988 and 2001, Mr. DeMark had been the Northeast Area Managing Partner of the Information, Communications and Entertainment Practice and the Managing Partner of KPMG’s Long Island Office. During his career at KPMG, Mr. DeMark had responsibilities to lead a number of specialized practices in banking, high technology, media and entertainment and aerospace and defense. Since his retirement, Mr. DeMark has worked as an independent consultant. Mr. DeMark serves as a director of BankUnited, Inc., Florida’s largest independent bank, since September 2010 and is the Lead Director as well as Chair of the Audit and Risk Committee. Mr. DeMark also serves as a director of 1-800-FLOWERS.COM, Inc., a national floral and gifting company, since January 2012 and is Chair of the Audit Committee. Mr. DeMark is a Certified Public Accountant in the State of New York and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. DeMark is an executive board member and the Finance Chairman of the Board of Overseers of the Tilles Center for Performing Arts and previously served as Chairman and President of Long Island chapters of the Multiple Sclerosis Society and the Boy Scouts of America.

Joel M. Litvin, age 56, was the President, League Operations of the National Basketball Association (the “NBA”) from 2006 until his retirement on September 1, 2015. As the NBA’s President, League Operations, he managed several core areas of the day-to-day operations of the NBA, including the league’s security, player development, social responsibility and legal functions. Mr. Litvin also managed, on behalf of the NBA Board of Governors, franchise matters such as revenue sharing, team sales and financings, relocations and the NBA’s ownership and debt policies. Mr. Litvin initially joined the NBA as a staff attorney in 1988 and also served as Senior Vice President and General Counsel from 1999 to 2000 and Executive Vice President, Legal and Business Affairs from 2000 to 2006. Mr. Litvin began his professional career at the New York law firm of Willkie Farr & Gallagher, where he worked on several matters for Major League Baseball. Mr. Litvin previously served as a member of the Board of Governors of the Naismith Basketball Hall of Fame and expects to shortly begin serving as a member of its Board of Trustees.

The following directors will remain as directors of the Registrant elected by holders of the Registrant’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), and will also become directors of MSG Spinco in connection with the Distribution: James L. Dolan, Charles F. Dolan, Thomas C. Dolan, Wilt Hildenbrand and Brian G. Sweeney.

The following individuals will be appointed to the Board of Directors of the Registrant to fill the vacancies created by the resignations of Charles P. Dolan, Kristin A. Dolan, Alan D. Schwartz and Vincent Tese as directors elected by holders of the Class B Common Stock:

William J. Bell, age 75, was a consultant to Cablevision Systems Corporation from 2005 to 2014. Mr. Bell also held various positions at Cablevision and its predecessor beginning in 1979, including as Cablevision’s Vice Chairman and Chief Financial Officer until 2004. Mr. Bell is a director of AMC Networks since June 2011. Mr. Bell also serves as a director of the Lustgarten Foundation.

Paul J. Dolan, age 57, is the Chairman and Chief Executive Officer of the Cleveland Indians Major League Baseball (MLB) team since 2010. Mr. Dolan was President of the Cleveland Indians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently on the MLB’s Long Range Planning Committee and Ownership Committee. Mr. Dolan has been a director and member of the Compensation Committee of the J.M. Smucker Company since 2006. Mr. Dolan also serves as a director of Cablevision and Dix & Eaton, a privately owned communications and public relations firm. Mr. Dolan was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Paul J. Dolan is the nephew of Charles F. Dolan, a cousin by marriage of Brian G. Sweeney, and the cousin of James L. Dolan, Thomas C. Dolan and Quentin F. Dolan.

Quentin F. Dolan, age 21, is a student at New York University. Mr. Dolan has held summer internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment LLC. Quentin F. Dolan is the son of James L. Dolan, the grandson of Charles F. Dolan, the nephew of Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan.

Hank J. Ratner, age 56, is the Vice Chairman of Cablevision since December 2002. Mr. Ratner previously served as the Vice Chairman of the Registrant from February 2014 until March 2015, President and Chief Executive Officer of the Registrant from July 2009 to February 2014 and as a director of the Registrant from February 2014 to December 2014. Mr. Ratner was Vice Chairman of Rainbow Media (the name of AMC Networks while it was a subsidiary of Cablevision) from June 2002 to June 2011; a director of Rainbow Media from April 1997 to September 2003; Chief Operating Officer of Rainbow Media from October 1999 to June 2002; Chief Operating Officer and Secretary of Rainbow Media from October 1998 to October 1999; Executive Vice President & Secretary of Rainbow Media from October 1997 to October 1998; and Executive Vice President, Legal & Business Affairs and Secretary of Rainbow Media from July 1993 to October 1997. Mr. Ratner serves as Chairman of the Garden of Dreams Foundation.

Employment Agreements

Employment Agreement with Andrea Greenberg

On September 11, 2015, the Registrant entered into an employment agreement with Andrea Greenberg, which provides for Ms. Greenberg’s employment as the President and Chief Executive Officer of the Registrant effective as of the Distribution date.

The employment agreement provides for an annual base salary of not less than $750,000. Ms. Greenberg will be eligible to participate in the Registrant’s discretionary annual cash incentive program with an annual target bonus equal to not less than 100% of her annual base salary. Ms. Greenberg will also continue to participate in future long-term incentive programs that are made available to similarly situated executives of the Registrant, subject to Ms. Greenberg’s continued employment by the Registrant. Commencing with the fiscal year beginning July 1, 2015, and each fiscal year thereafter, it is expected that Ms. Greenberg will receive one or more long-term awards with an aggregate target value of not less than $1,500,000.

In connection with, and conditioned upon the occurrence of, the Distribution, Ms. Greenberg received a one-time grant of restricted stock units with an aggregate grant date value equal to $1,500,000 (the “Distribution Grant”). The Distribution Grant will vest ratably on each of the first three anniversaries of the Distribution date subject to Ms. Greenberg’s continued employment and the achievement of performance metrics to be established by the Registrant’s Compensation Committee. Under the agreement, Ms. Greenberg continues to be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the third anniversary of the Distribution date (the “Scheduled Expiration Date”), Ms. Greenberg’s employment with the Registrant is terminated (i) by the Registrant other than for “cause” as defined in the agreement, or (ii) by Ms. Greenberg for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Ms. Greenberg’s execution of a separation agreement with the Registrant, the Registrant will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than two times the sum of Ms. Greenberg’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Greenberg’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Greenberg to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Greenberg’s outstanding restricted stock or restricted stock units granted to her under the plans of the Registrant will immediately be eliminated and will be payable or deliverable to Ms. Greenberg subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Greenberg’s outstanding stock options and stock appreciation awards under the plans of the Registrant will immediately vest.

The employment agreement contains certain covenants by Ms. Greenberg including a noncompetition agreement that restricts Ms. Greenberg’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Registrant.

The description above is qualified in its entirety by reference to Ms. Greenberg’s Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Employment Agreement with Bret Richter

On September 11, 2015, the Registrant entered into an employment agreement with Bret Richter, which provides for Mr. Richter’s employment as the Executive Vice President and Chief Financial Officer of the Registrant effective as of the Distribution date.

The employment agreement provides for an annual base salary of not less than $634,000. Mr. Richter will be eligible to participate in the Registrant’s discretionary annual cash incentive program with an annual target bonus equal to not less than 75% of his annual base salary. Mr. Richter will also participate in future long-term incentive programs that are made available to similarly situated executives of the Registrant. Commencing with the fiscal year beginning July 1, 2015, and each fiscal year thereafter, it is expected that Mr. Richter will receive one or more long-term awards with an aggregate target value of not less than $750,000.

In connection with, and conditioned upon the occurrence of, the Distribution, Mr. Richter received a one-time grant of restricted stock units with an aggregate grant date value equal to $1,000,000 (the “Distribution Grant”). The Distribution Grant will vest ratably on each of the first three anniversaries of the Distribution date subject to Mr. Richter’s continued employment and the achievement of performance metrics to be established by the Registrant’s Compensation Committee. Under the agreement, Mr. Richter will be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the third anniversary of the Distribution date (the “Scheduled Expiration Date”), Mr. Richter’s employment with the Registrant is terminated (i) by the Registrant other than for “cause” as defined in the agreement, or (ii) by Mr. Richter for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Mr. Richter’s execution of a separation agreement with the Registrant, the Registrant will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than two times the sum of Mr. Richter’s annual base salary and annual target bonus and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The employment agreement contains certain covenants by Mr. Richter including a noncompetition agreement that restricts Mr. Richter’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Registrant; provided that the noncompetition covenant will not apply following a termination of Mr. Richter’s employment by the Registration other than for cause or by Mr. Richter for Good Reason if Mr. Richter waives his entitlement to the severance benefits described above.

The description above is qualified in its entirety by reference to Mr. Richter’s Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Employment Agreement with Lawrence J. Burian

On September 11, 2015, the Registrant entered into a new employment agreement with Lawrence J. Burian, which will replace his prior employment agreement with the Registrant effective as of the Distribution date. The employment agreement provides for Mr. Burian’s continued employment as the Executive Vice President, General Counsel and Secretary of the Registrant.

The employment agreement provides for an annual base salary of not less than $300,000. Mr. Burian will be eligible to participate in the Registrant’s discretionary annual cash incentive program with an annual target bonus equal to not less than 150% of his annual base salary. Mr. Burian will also continue to participate in future long-term incentive programs that are made available to similarly situated executives of the Registrant, subject to Mr. Burian’s continued employment by the Registrant. Commencing with the fiscal year beginning July 1, 2015, and each fiscal year thereafter, it is expected that Mr. Burian will receive one or more long-term awards with an aggregate target value of not less than $450,000. Under the agreement, Mr. Burian continues to be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to October 1, 2019 (the “Scheduled Expiration Date”), Mr. Burian’s employment with the Registrant is terminated (i) by the Registrant other than for “cause” as defined in the agreement, or (ii) by Mr. Burian for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Mr. Burian’s execution of a separation agreement with the Registrant, the Registrant will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than two times the sum of Mr. Burian’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Burian’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Burian to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Burian’s outstanding restricted stock or restricted stock units granted to him under the plans of the Registrant will immediately be eliminated and will be payable or deliverable to Mr. Burian subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Burian’s outstanding stock options and stock appreciation awards under the plans of the Registrant will immediately vest.

Notwithstanding the foregoing, Mr. Burian will not be entitled to the severance payment described in (a) of the preceding paragraph if Mr. Burian’s employment with the Registrant is terminated without Cause or for Good Reason (other than if Cause then exists) prior to the Scheduled Expiration Date and while Mr. Burian remains employed with MSG Spinco.

If Mr. Burian’s employment with MSG Spinco is terminated without “cause” or for “good reason” (as those terms are defined in the Mr. Burian’s employment agreement with MSG Spinco) prior to the Scheduled Expiration Date and while Mr. Burian remains employed by the Registrant, then Mr. Burian’s target annual compensation (consisting of his annual base salary, target annual bonus percentage and minimum annual target long-term incentive value) will increase to equal the aggregate target annual compensation to which Mr. Burian was entitled from the Registrant and from MSG Spinco at the time of such MSG Spinco termination. The amount of this increase is the “incremental compensation.” Mr. Burian will not receive a severance payment from MSG Spinco (the “MSG Spinco Severance”) on such a termination, which amount will instead be paid by MSG Spinco to the Registrant.

Additionally, if Mr. Burian’s employment with the Registrant is terminated after the Scheduled Expiration Date and after such MSG Spinco termination without Cause, for Good Reason or due to death or disability, then Mr. Burian will be entitled to an additional severance payment from the Registrant equal to the MSG Spinco Severance less the aggregate incremental compensation paid to Mr. Burian by the Registrant after the MSG Spinco termination.

The employment agreement contains certain covenants by Mr. Burian including a noncompetition agreement that restricts Mr. Burian’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Registrant.

The description above is qualified in its entirety by reference to Mr. Burian’s Employment Agreement, which is attached as Exhibit 10.3 hereto and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

Distribution of MSG Spinco

On September 11, 2015, the Board of Directors of the Registrant approved the distribution to its stockholders of the common stock of MSG Spinco (such distribution of MSG Spinco’s common stock, the “Distribution”). The Distribution will take the form of a distribution by the Registrant of one share of MSG Spinco’s Class A common stock, par value $0.01 per share (the “MSG Spinco Class A Common Stock”), for every three shares of the Registrant’s Class A Common Stock held of record at the close of business in New York City on September 21, 2015 (the “Record Date”), and one share of MSG Spinco Class B common stock, par value $0.01 per share, for every three shares of the Registrant’s Class B Common Stock held of record on the Record Date. The Distribution will become effective and the new shares will be distributed at 11:59 p.m., New York City time on September 30, 2015 (the “Distribution date”). The completion of the Distribution is subject to, among other things, (i) the effectiveness of MSG Spinco’s registration statement on Form 10 filed with the Securities and Exchange Commission (the “Form 10”), (ii) final listing approval from the New York Stock Exchange with respect to the MSG Spinco Class A Common Stock, (iii) finalization of the Debt Financing (defined below) and the making of the Cash Contribution (defined below), (iv) final approval from the NBA and the National Hockey League (the “NHL”) and (v) receipt of a tax opinion from Sullivan & Cromwell LLP. The Registrant’s Board of Directors has reserved the right to modify or abandon the Distribution at any time prior to the Distribution. The Registrant expects the conditions to the Distribution to be satisfied on or before the Distribution date.

The Form 10 contains information about MSG Spinco and the Distribution. Prior to the Distribution, the Registrant will distribute to its stockholders of record on the Record Date copies of an information statement relating to MSG Spinco that is part of the Form 10 filing.

Name Change

Concurrent with the Distribution, the Registrant will change its name to “MSG Networks Inc.” and MSG Spinco will assume the name “The Madison Square Garden Company.” On the first trading day following the Distribution date, the Registrant’s Class A Common Stock trading symbol will change from “MSG” to “MSGN” and the MSG Spinco Class A Common Stock will trade under the symbol “MSG.”

Agreements with MSG Spinco

Following the Distribution, MSG Spinco will be a public company and the Registrant will have no continuing common stock ownership interest in MSG Spinco. For purposes of governing the ongoing relationships between the Registrant and MSG Spinco after the Distribution and to provide for an orderly transition, the Registrant and MSG Spinco have entered, or will enter, into the agreements described below prior to the Distribution.

Certain of the agreements summarized below are included as exhibits to this Current Report on Form 8-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed, which are incorporated herein by reference.

Distribution Agreement

The Registrant has entered into the Distribution Agreement with MSG Spinco as part of a series of transactions pursuant to which MSG Spinco will receive prior to the Distribution the businesses and other assets described in the Form 10, including the businesses and assets that formerly comprised the Registrant’s MSG Sports and MSG Entertainment segments, including its venues, arenas and joint ventures (the “Contributed Assets”). Under the Distribution Agreement, the Registrant will distribute MSG Spinco’s common stock to the common stockholders of the Registrant.

Under the Distribution Agreement, the Registrant provides MSG Spinco with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) the Registrant’s businesses (other than businesses of MSG Spinco); (ii) certain identified claims or proceedings; (iii) any breach by the Registrant of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Form 10 registration statement or the information statement that is part of the Form 10 relating to the Registrant and its subsidiaries; and (v) indemnification obligations we may have to the NBA, the NHL or the Women’s National Basketball Association that result from acts or omissions of MSG. MSG Spinco will provide the Registrant with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) MSG Spinco’s businesses; (ii) any breach by MSG Spinco of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Form 10 or Information Statement other than any such statement or omission relating to the Registrant and its subsidiaries.

In the Distribution Agreement, MSG Spinco releases the Registrant from any claims it might have arising out of:

•	the management of the businesses and affairs of MSG Spinco (and its predecessors, subsidiaries and affiliates) on or prior to the Distribution;

•	the terms of the Distribution, MSG Spinco’s amended and restated certificate of incorporation, MSG Spinco’s amended by-laws and the other agreements entered into in connection with the Distribution; and

•	any decisions that have been made, or actions taken, relating to MSG Spinco, the Distribution or the Debt Financing.

Additionally, in the Distribution Agreement, the Registrant releases MSG Spinco from any claims the Registrant might have arising out of:

•	the management of the business and affairs of the Registrant (and its predecessors, subsidiaries and affiliates) and Registrant’s business on or prior to the Distribution;

•	the terms of the Distribution and the other agreements entered into in connection with the Distribution, Registrant’s certificate of incorporation and by-laws; and

•	any decisions that have been made, or actions taken, relating to Registrant (and its predecessors, subsidiaries and affiliates), Registrant’s business or the Distribution.

The Distribution Agreement also provides that the Registrant will have the sole and absolute discretion to determine whether to proceed with the Distribution, including the form, structure and terms of any transactions to effect the Distribution and the timing of and satisfaction of conditions to the consummation of the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Contribution Agreement

The Registrant, MSG Holdings, L.P. (“MSG Holdings”), the Registrant’s indirect wholly owned subsidiary, and MSG Spinco have entered into a Contribution Agreement pursuant to which the Registrant and MSG Holdings contributes to MSG Spinco the Contributed Assets and makes the Cash Contribution, each as defined in the Contribution Agreement. In consideration of this contribution, MSG Spinco issues shares of its common stock to MSG Holdings. The Contribution Agreement does not provide for any ongoing obligations for any party following the Distribution.

Transition Services Agreement

The Registrant and MSG Spinco have entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, MSG Spinco has agreed to provide certain management and other services to the Registrant, including with respect to such areas as tax, information technology, risk management, treasury, legal, human resources, accounting, purchasing, communications, security and compensation and benefits. The Registrant has similarly agreed to provide certain transition services to MSG Spinco. MSG Spinco and the Registrant, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Tax Disaffiliation Agreement

The Registrant and MSG Spinco have entered into a Tax Disaffiliation Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” means taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

MSG Spinco and its eligible subsidiaries currently join with the Registrant in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, MSG Spinco generally will not join with the Registrant in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, the Registrant will generally be responsible for all U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution date. MSG Spinco will generally be responsible for all taxes that are attributable to it or one of its subsidiaries after the Distribution date.

For any tax year, MSG Spinco will generally be responsible for filing all separate company tax returns that relate to MSG Spinco or one of its subsidiaries and that do not also include the Registrant or any of its subsidiaries. The Registrant will generally be responsible for filing all separate company tax returns that relate to the Registrant or its subsidiaries (other than tax returns that will be filed by MSG Spinco), and for filing consolidated, combined or unitary returns that include (i) one or more of the Registrant and its subsidiaries and (ii) one or more of MSG Spinco and its subsidiaries. Where possible, MSG Spinco has waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date, however, if MSG Spinco cannot waive the right, MSG Spinco would be entitled to receive the resulting refund or credit, net of any taxes incurred by the Registrant with respect to the refund or credit.

Generally, MSG Spinco will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which MSG Spinco is responsible for filing a return under the Tax Disaffiliation Agreement, and the Registrant will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which the Registrant is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between the Registrant and MSG Spinco with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

The Tax Disaffiliation Agreement requires that none of the Registrant, MSG Spinco or any of their respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to the Registrant and to its stockholders under Section 355 of the Internal Revenue Code of 1986, as amended, or would otherwise cause holders of the Registrant’s stock receiving MSG Spinco stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, the Registrant and MSG Spinco may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to the Registrant and its stockholders, unless, in the case of MSG Spinco, MSG Spinco receives the Registrant’s consent or otherwise obtains a ruling from the Internal Revenue Service or a legal opinion, in either case reasonably satisfactory to the Registrant, that the activity will not alter the tax-free status of the Distribution to the Registrant and its stockholders.

Finally, MSG Spinco must indemnify the Registrant and its subsidiaries, officers and directors for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

The Registrant and MSG Spinco have entered into an employee matters agreement (the “Employee Matters Agreement”) that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters. In general, MSG Spinco’s employees currently participate in various retirement, health and welfare, and other employee benefit plans of the Registrant. After the Distribution, it is anticipated that MSG Spinco’s employees will generally participate in similar plans and arrangements established and maintained by MSG Spinco; however, MSG Spinco will continue to be a participating company in certain employee benefit plans of the Registrant during a transition period. Effective as of the Distribution date, the Registrant and MSG Spinco will each hold responsibility for its respective employees and compensation plans.

Media Rights Agreements

In connection with the Distribution, the Registrant and MSG Spinco will enter into media rights agreements covering the Knicks and the Rangers which will provide the Registrant exclusive media rights to team games in their local markets. Each of the media rights agreements has a stated term of 20 years, with an annual rights fee in the first year of $100 million for the Knicks and $30 million for the Rangers. The rights fee in each media rights agreement is to increase annually and is subject to adjustments in certain circumstances, including if MSG Spinco does not make available a minimum number of games in any year. The Registrant has certain rights to match third party offers received by the Knicks or Rangers, as the case may be, for the media rights following the term of the agreement.

Advertising Sales Representation Agreement

The Registrant and MSG Spinco will enter into an Advertising Sales Representation Agreement pursuant to which MSG Spinco will have the exclusive right and obligation, for a commission, to sell advertising availabilities of the Registrant’s MSG Networks for an initial stated term of seven years, subject to certain termination rights, including MSG Spinco’s right to terminate if MSG Spinco and the Registrant are no longer affiliates and the Registrant’s right to terminate if certain sales thresholds are not met unless MSG Spinco pays the Registrant the shortfall. The Registrant’s advertising sales personnel will transfer to MSG Spinco.

Other Arrangements and Agreements with MSG Spinco

The Registrant will also enter into a number of commercial and other arrangements and agreements with MSG Spinco and its subsidiaries. These will include arrangements for the provision of services, allocations with respect to sponsorship agreements and other matters, aircraft sharing and certain trademark licensing arrangements.

Certain Relationships and Potential Conflicts of Interest

Following the Distribution, James L. Dolan will serve as the Executive Chairman of both the Registrant and MSG Spinco, and Lawrence J. Burian will serve as the Executive Vice President, General Counsel and Secretary of both the Registrant and MSG Spinco. As a result, following the Distribution, not all of the Registrant’s executive officers will be devoting their full time and attention to the Registrant’s affairs. In addition, immediately following the Distribution, five members of the Registrant’s Board of Directors will serve on the MSG Spinco Board of Directors. The overlapping officers and directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when the Registrant and MSG Spinco look at certain acquisitions and other corporate opportunities that may be suitable for both of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between MSG Spinco, on the one hand, and the Registrant, on the other hand. In addition, after the Distribution, certain of the Registrant’s officers and directors will continue to own stock and options to purchase stock of MSG Spinco, as well as cash performance awards. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Registrant and MSG Spinco.

The Registrant’s amended and restated certificate of incorporation acknowledges that certain of the Registrant’s directors and officers may also be serving as directors, officers, employees, consultants or agents of Cablevision and its subsidiaries, and that the Registrant may engage in material business transactions with those entities and provides that no director or officer of the Registrant who is also serving as a director, officer, employee, consultant or agent of Cablevision or its subsidiaries will be liable to the Registrant or its stockholders or its subsidiaries by reason of the fact that any such individual directs a corporate opportunity (other than Restricted Potential Business Opportunities as set forth in our amended and restated certificate of incorporation) to Cablevision or its subsidiaries instead of the Registrant, or does not refer or communicate information regarding such corporate opportunities to the Registrant. Under our amended and restated certificate of incorporation, a Potential Business Opportunity is a Restricted Potential Opportunity if: (A) such Potential Business Opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Registrant; (B) the Overlap Person believed that the Registrant possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity; and (C) such opportunity relates exclusively to (x) the business of owning and operating a regional professional sports programming service that features the live carriage of games of teams that compete in the National Hockey League, the National Basketball Association or Major League Baseball and that is targeted to, and made available to, multichannel video programming distributors in the New York, New Jersey and Connecticut tri-state area, (y) the business of owning and operating a programming service that is primarily devoted to music programming and that is made available nationally to multichannel video programming distributors, or (z) a theatrical or arena venue with a seating capacity of greater than 1,000; provided, that in the cases of each of clauses (x), (y) and (z), the Registrant or any of its subsidiaries is directly engaged in such business at the time the Potential Business Opportunity is presented or offered to the Overlap Person. In connection with the spin-off by Cablevision of AMC Networks in 2011, the Board of Directors of the Registrant adopted a policy (the “Policy”) to extend these provisions to directors and officers of the Registrant who serve as directors, officers, employees, consultants or agents of AMC Networks or its subsidiaries. In connection with the Distribution, the Registrant’s Board of Directors has amended the Policy to extend these provisions to officers and directors of the Registrant who are serving as directors, officers, employees, consultants or agents of MSG Spinco or its subsidiaries. In the amended Policy, the definition of Restricted Potential Business Opportunity has been revised to delete clauses (y) and (z) in light of the Registrant’s no longer owning an interest in a music programming service or any theaters or arenas following the Distribution.

Related Party Transaction Approval Policy

In connection with the Distribution, the Registrant amended its Related Party Transaction Approval Policy to include MSG Spinco as an “Other Entity” under that policy. As a result, transactions with MSG Spinco will be subject to approval by an independent committee of the Registrant’s Board of Directors if in excess of the Regulation S-K Item 404 reporting threshold (currently $120,000).

Treatment of Outstanding Options, Restricted Stock Units and Other Awards

The Registrant has issued options to purchase Registrant Class A Common Stock. In connection with the Distribution, each Registrant option outstanding (whether held by a Registrant employee or an MSG Spinco employee) will become two options: one will be an option to acquire Registrant Class A Common Stock and one an option to acquire MSG Spinco Class A Common Stock. The existing exercise price will be allocated between the existing Registrant options and the new MSG Spinco options based upon the ten-day weighted average price of Registrant Class A Common Stock and MSG Spinco Class A Common Stock over the ten trading days immediately following the Distribution as reported by Bloomberg, and the underlying share amount will take into account the one-to-three distribution ratio (i.e., one share of MSG Spinco Class A Common Stock will be issued for every three shares of Registrant Class A Common Stock). The Registrant options and the new MSG Spinco options will not be exercisable during a period beginning on a date prior to the Distribution determined by the Registrant in its sole discretion, and continuing until the exercise prices of the Registrant options and new MSG Spinco options are determined after the Distribution, or such longer period as the Registrant or MSG Spinco determine is necessary with respect to our and MSG Spinco’s respective awards. Other than the split of Registrant options and the allocation of the existing exercise price, upon issuance of MSG Spinco’s new options there will be no additional adjustment to the Registrant’s existing options in connection with the Distribution and the terms of each employee’s applicable award agreement with the Registrant will continue to govern the Registrant options.

The Registrant has issued restricted stock units to its employees which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Registrant’s Compensation Committee in the award agreement. In connection with the Distribution, each holder of an employee restricted stock unit that was granted prior to July 2015 will receive one MSG Spinco restricted stock unit in respect of every three Registrant restricted stock units owned on the record date and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant restricted stock unit in accordance with the Registrant award agreement. In connection with the Distribution, each employee restricted stock unit that was granted after July 1, 2015 will be adjusted in accordance with its terms, which generally provide that (1) each holder who will remain employed by the Registrant following the Distribution will continue to hold the Registrant restricted stock units, with the number of restricted stock units adjusted to reflect the Distribution, and (2) each holder who will be employed by MSG Spinco following the Distribution will receive MSG Spinco restricted stock units of the same value as such Registrant restricted stock units, and the Registrant restricted stock units will be cancelled. Any holder of Registrant restricted stock units granted after July 1, 2015 who will be employed by both the Registrant and MSG Spinco following the Distribution will continue to hold Registrant restricted stock units, adjusted to reflect the Distribution, and will receive MSG Spinco restricted stock units in connection with the Distribution, so that 30% of the employee’s restricted stock units are Registrant restricted stock units and 70% are MSG Spinco restricted stock units.

MSG Spinco’s restricted stock units will be issued under its employee stock plan and will be subject to the same conditions and restrictions as the Registrant restricted stock units. Other than as described above, upon issuance of MSG Spinco’s new restricted stock units there will be no adjustment to the existing Registrant restricted stock units in connection with the Distribution and the terms of each employee’s applicable restricted stock unit award agreement will continue to govern the Registrant restricted stock units.

The Registrant has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a director restricted stock unit will receive one share of MSG Spinco Class A Common Stock in respect of every three Registrant restricted stock units owned on the record date and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) in accordance with the award agreement.

In fiscal years ended June 30, 2014 and 2015, the Registrant granted three-year performance awards to executives and certain other members of management of the Registrant. In connection with the Distribution, those awards will entitle the holder to a fixed dollar amount based on the target value of the performance award. Payment of such cash awards will be subject to the participant’s continued employment with either the Registrant or MSG Spinco through the date the original performance award is scheduled to vest, and otherwise will remain subject to the terms of the performance award agreement. MSG Spinco has agreed to assume the liabilities under the performance awards that relate to its employees effective as of the Distribution.

With respect to outstanding long-term cash and equity awards, the Registrant and MSG Spinco will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Registrant awards (and MSG Spinco options and restricted stock units issued in connection with such awards) holders of such awards will continue to vest in them so long as they remain employed by the Registrant, MSG Spinco or affiliates of either entity, provided that an employee who moves between MSG Spinco or one of its subsidiaries, on the one hand, and the Registrant or one of its subsidiaries, on the other hand, at a time when the two entities are no longer affiliates will not continue to vest in the awards and such change will constitute a termination of employment for purposes of the award agreement.

Share Repurchase Program

On September 11, 2015, the Board of Directors terminated the Registrant’s authorization to repurchase up to $500 million of Registrant Class A Common Stock effective as of the Distribution. The Registrant has repurchased $241 million of Registrant Class A Common Stock to date under the current share repurchase program. Upon completion of the Distribution, MSG Spinco will have in place authorization from its Board of Directors to repurchase up to $525 million of MSG Spinco Class A Common Stock in open market purchases.

Tax Recognition on Certain Deferred Revenue in Connection with the Distribution

In connection with the reorganization transactions related to the Distribution, the tax recognition on deferred revenues from certain amounts that the Registrant collects in advance for ticket sales, sponsorships and suite rentals, all of which are Contributed Assets, will be accelerated to the date of the reorganization, rather than being recognized over the course of the year ending June 30, 2016. The applicable tax on the acceleration of such deferred revenue at the time of the Distribution is projected to be approximately $170 million. Such tax will be paid by the Registrant and not MSG Spinco. MSG Spinco will not reimburse the Registrant for the payment of such taxes. As a result, it is expected that for the year ending June 30, 2016, approximately $375 million of taxable revenue that would have been reflected on MSG Spinco’s income tax returns will instead be reported on the Registrant’s income tax returns.

Debt Financing

MSG Holdings, the Registrant’s indirect wholly owned subsidiary, has obtained commitments from a group of banks for new five-year senior secured credit facilities consisting of a $1.55 billion term loan facility and a $250 million revolving credit facility (collectively, the “Debt Financing”). The Debt Financing is expected to close prior to the Distribution. Immediately following the closing of the Debt Financing, it is expected that $1.45 billion of the proceeds from the term loan facility will be contributed to MSG Spinco (the “Cash Contribution”). The remainder of the proceeds from the term loan facility will be used by MSG Holdings to pay for pay certain fees and expenses associated with the Distribution and the Debt Financing and to fund working capital needs and other general corporate purposes of MSG Holdings. The revolving credit facility is expected to be undrawn at closing and will be available to fund working capital needs and other general corporate purposes of MSG Holdings. MSG Spinco will not be a party to the credit facilities and will have no rights or obligations under the credit facilities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement dated as of September 11, 2015, between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and Andrea Greenberg.

10.2	Employment Agreement dated as of September 11, 2015 between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and Bret Richter.

10.3	Employment Agreement dated as of September 11, 2015 between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and Lawrence J. Burian.

99.1	Distribution Agreement, dated as of September 11, 2015, between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company).

99.2	Contribution Agreement, dated as of September 11, 2015, among The Madison Square Garden Company (to be renamed MSG Networks Inc.), MSG Holdings, L.P. and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company).

99.3	Transition Services Agreement, dated as of September 11, 2015, between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company).

99.4	Tax Disaffiliation Agreement, dated as of September 11, 2015, between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company).

99.5	Employee Matters Agreement, dated September 11, 2015, between The Madison Square Garden Company (to be renamed MSG Networks Inc.) and MSG Spinco, Inc. (to be renamed The Madison Square Garden Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: September 11, 2015